                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  | |

Filed by a Party other than the Registrant  |X|

Check the appropriate box:

     | |  Preliminary Proxy Statement

     | |  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     | |  Definitive Proxy Statement

     |X|  Definitive Additional Materials

     | |  Soliciting Material Under Rule 14a-12

                        SUNSET FINANCIAL RESOURCES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                      WESTERN INVESTMENT HEDGED PARTNERS LP
                             WESTERN INVESTMENT LLC
                  WESTERN INVESTMENT INSTITUTIONAL PARTNERS LLC
                    WESTERN INVESTMENT ACTIVISM PARTNERS LLC
                                ARTHUR D. LIPSON
                                MATTHEW S. CROUSE
                               JAMES S. SCHALLHEIM
                                 D. JAMES DARAS
                               MARSHALL W. COBURN
                                GERALD HELLERMAN
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     |X|  No fee required.

     | |  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     | | Fee paid previously with preliminary materials:

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     | | Check box if any part of the fee is offset as provided by Exchange  Act
Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration  statement  number, or the form or schedule and the date of its filing.

     (1) Amount previously paid

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     (2) Form, Schedule or Registration Statement No:

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     (3) Filing Party:

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     (4) Date Filed:

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         Western Investment Hedged Partners LP ("Western Investment"),  together with the other participants named herein, is filing materials  contained in this
Schedule 14A with the Securities and Exchange  Commission in connection with the solicitation of proxies against the proposed merger  involving  Sunset Financial
Resources, Inc. (the "Company") and Alesco Financial Trust and related proposals
(collectively,  the  "Merger  Proposals")  to be  submitted  to a  vote  of  the stockholders of the Company at a special meeting of stockholders scheduled to be held on October 6, 2006 (the "Special Meeting").

         Item 1: On or about September 26, 2006,  Western  Investment mailed the following letter to stockholders of the Company:

                      WESTERN INVESTMENT HEDGED PARTNERS LP

September 26, 2006

Dear Fellow Stockholder:

The  Western  Group is the holder of 9.7% of Sunset  Financial  Resources,  Inc.
("SFO").  We are strongly  opposed to the proposed merger with Alesco  Financial
Trust being  considered at the October 6, 2006 Special Meeting of  Stockholders.
You should be aware that, on September 15, 2006, SFO announced adjusted terms to its deal  with  Alesco  that we  believe  are even more  disadvantageous  to SFO stockholders.  We urge you to join us in voting AGAINST the proposed  merger and related proposals by executing the enclosed GREEN proxy card today.

WE  BELIEVE  THAT SFO  STOCKHOLDERS  ARE  GIVING UP TOO MUCH AND  RECEIVING  TOO
LITTLE. WHY IS THE SFO BOARD OF DIRECTORS GIVING AWAY YOUR COMPANY TO ALESCO AND
THE COHEN BROTHERS?

Consider the following:

    o    Under  the  proposed  deal with  Alesco,  stockholders  of Alesco  will receive  1.29 SFO shares for each share of Alesco  that they own.  This means:

                  --SFO  stockholders  are effectively  PAYING $13.44 per share*
                  for assets Alesco is carrying at $9.40 per share*.

                  --SFO  stockholders  are  effectively  PAYING Alesco holders a
                  43%* premium for their shares.

         As a result,  the book value of your shares  would DROP by $2.65 in the transaction.

    o    We believe that SFO's  self-tender offer for $8.53 per share (inclusive of the $0.50 per share dividend) grossly undervalues your shares, which have a  book  value  of  $10.42  per  share*.  We  believe  that  SFO's stockholders should receive full value for their shares.

    o    SFO's stockholders would own only 42% of the combined company (and only
         34% if  SFO's  self-tender  offer  is  fully  subscribed).  So why  are
         Alesco's  stockholders,  rather  than SFO's  stockholders,  receiving a change of control premium in this transaction?

    *based upon book values at 3/31/06.

    o    Don't be fooled by the $0.50  "pre-closing"  dividend!  Remember,  YOUR book  value will be  reduced  in an effort to win  approval  of what we believe to be an ill-conceived and unfair merger deal.

    o    We believe  that the new Cohen  Brothers  investment  strategy for SFO, which current  management put in place WITHOUT YOUR APPROVAL,  is badly timed and  carries  much more risk and  leverage  than  SFO's  original business  plan.  It will also generate  significant  fees for the Cohen
         Brothers and its affiliates at YOUR expense.

    o    Cohen Brothers and its affiliates stand to earn enormous  up-front fees
         from  managing  and  structuring   investments  for  SFO,  which  would
         adversely affect the economics for SFO stockholders. COHEN BROTHERS AND
         ITS AFFILIATES HAVE RECEIVED OVER $22 MILLION IN FEES FROM ALESCO DEALS
         IN JUST THE FIRST SIX MONTHS OF 2006.

    o    The deal,  which SFO  estimates  will cost $13.8  million to  complete, includes  approximately  $2.3 - $2.7 million in  severance  payments to
         SFO's management.

         PRESERVE YOUR COMPANY'S ABILITY TO PURSUE SUPERIOR ALTERNATIVES

Remember,  the Western Group intends to nominate  candidates for election to the
SFO Board of Directors at its 2006 annual  meeting.  If the Alesco deal is voted down, you will have an opportunity to elect directors who will put stockholders'
interests  first.  We  believe  SFO  should  remain  a  standalone  company  and that--with a dedicated  board and new  management--it  can succeed in maximizing the  value of your  investment.  We have had  discussions  in that  regard  with
Michael Tokarz,  who is currently Chairman and Portfolio Manager of MVC Capital,
Inc.,  Chairman of The Tokarz Group and  formerly a General  Partner of Kohlberg
Kravitz Roberts & Co. (KKR). We believe that Mr. Tokarz is a superior  portfolio manager of high integrity  with a proven track record of increasing  returns and returning money to  stockholders.  MVC's stock has returned over 22% annually to its  stockholders  since Mr. Tokarz became  Chairman in November  2003.  Western
Investment is proud to be over a 7% stockholder in MVC.

We believe the SFO Board of Directors is trying to force  stockholders to accept a highly dilutive  merger,  and Cohen Brothers' new investment  strategy for SFO will employ  extreme  leverage and result in  significant  credit risks from the derivative securities structured by affiliates of Cohen Brothers and sold to SFO in non-arms' length transactions.  THESE DERIVATIVES ARE GENERALLY CONSIDERED TO
BE MUCH RISKIER THAN THE AVERAGE JUNK BOND. Do you want this risk?

    PROTECT YOUR INVESTMENT--VOTE AGAINST THE MERGER ON THE GREEN PROXY CARD

We are convinced that the proposed merger is not in your best interests. We have previously sent you our proxy statement,  which contains  important  information and a more detailed  discussion of our reasons for opposing the proposed merger.
We urge  you to  read  it  carefully  and  then  join  us in  voting  down  this transaction,  which we  believe  is unfair to SFO's  stockholders.  Please  vote
AGAINST the proposed merger and related  proposals today by signing,  dating and returning the enclosed GREEN proxy card.

Thank you for your support.

Art Lipson
On behalf of the Western Group

================================================================================

                     TIME IS SHORT AND YOUR VOTE IMPORTANT!

             If your shares are held in your own name, please sign,
               date and return the enclosed GREEN proxy card TODAY
                            in the envelope provided.

   If your shares are held in "Street-Name," only your broker or bank can vote your shares and only upon your specific instructions. WE URGE YOU TO VOTE BY
          TELEPHONE OR INTERNET TODAY. (Remember to locate the Control
             Number on the GREEN proxy card when voting by telephone
                                 or Internet.)

  DO NOT USE ANY WHITE PROXY CARD YOU MAY RECEIVE FROM SFO. If you have already voted using the White card, you have every legal right to change your vote--only your latest-dated vote counts. Simply vote using the GREEN proxy card today!

      If you have any questions, or need assistance in voting your shares, please contact:

                           INNISFREE M&A INCORPORATED
                   STOCKHOLDERS CALL TOLL-FREE: (888) 750-5834
                 Banks and Brokers call collect: (212) 750-5833

================================================================================

                  FOR MORE INFORMATION, VISIT WWW.FIXMYFUND.COM

For registered holders:

================================================================================

                              LATE BREAKING NEWS!

Institutional  Shareholder Services (ISS), one of the leading independent voting advisory firms  worldwide,  recommends  that Sunset  stockholders  use the GREEN proxy to vote AGAINST all proposals.  ISS recommends  that Sunset holders do not vote on the company's white proxy card.

In its analysis,  ISS noted:  "We believe the company has not fully explored the alternative  of  hiring  an  external  manager  prior to  approving  the  merger agreement.  Additionally,  we do not think the merger is clearly  beneficial  to shareholders,  as it assigns  liquidation-like  values to Sunset,  a  management agreement  with an  inherently  high level of  conflicts  of interest and losing control of the company with no premium. By contrast,  several of the benefits of the merger  were  apparently  available  for Sunset by  exploring  the  external manager alternative before agreeing to the transaction."

================================================================================

                                TIME IS SHORT AND
                             YOUR VOTE IS IMPORTANT!

Since the October 6 meeting is fast approaching, WE ENCOURAGE YOU TO SUBMIT YOUR
GREEN PROXY BY FAX.  PLEASE SIGN AND DATE YOUR CARD AND FAX BOTH SIDES TO: (212)
750-5799.

If you have any questions or need assistance in voting your shares,  please call
Innisfree M&A Incorporated, toll-free, at (888) 750-5834.

For "street name" holders:

================================================================================

                               LATE BREAKING NEWS!

Institutional  Shareholder Services (ISS), one of the leading independent voting advisory firms  worldwide,  recommends  that Sunset  stockholders  use the GREEN proxy to vote AGAINST all proposals.  ISS recommends  that Sunset holders do not vote on the company's white proxy card.

In its analysis,  ISS noted:  "We believe the company has not fully explored the alternative  of  hiring  an  external  manager  prior to  approving  the  merger agreement.  Additionally,  we do not think the merger is clearly  beneficial  to shareholders,  as it assigns  liquidation-like  values to Sunset,  a  management agreement  with an  inherently  high level of  conflicts  of interest and losing control of the company with no premium. By contrast,  several of the benefits of the merger  were  apparently  available  for Sunset by  exploring  the  external manager alternative before agreeing to the transaction."

================================================================================

                                TIME IS SHORT AND
                             YOUR VOTE IS IMPORTANT!

Since the October 6 meeting is fast approaching, WE ENCOURAGE YOU TO SUBMIT YOUR
GREEN PROXY BY TELEPHONE OR VIA THE INTERNET. Please locate the 12-digit Control
Number on the enclosed GREEN PROXY, and either:

    1.   CALL 1-800-454-8683,

    OR

    2.   GO TO WWW.PROXYVOTE.COM.

If you have any questions or need assistance in voting your shares,  please call
Innisfree M&A Incorporated, toll-free, at (888) 750-5834.

The website  http://www.fixmyfund.com  is being updated to include a link to the above letter.

         Item 2: On September 26, 2006,  Western Investment issued the following press release:

FOR IMMEDIATE RELEASE

       ISS RECOMMENDS VOTE AGAINST SUNSET FINANCIAL RESOURCES (SFO) MERGER
                           WITH ALESCO FINANCIAL TRUST

SALT  LAKE CITY  (September  26,  2006) --  Institutional  Shareholder  Services
("ISS"),  respected  and  influential  provider of voting  advisory  services to institutional investors worldwide, recommends that its clients vote on the GREEN proxy card  AGAINST  ALL  PROPOSALS  being  considered  at the Sunset  Financial
Resources  (NYSE:SFO)  Special Meeting of Stockholders  scheduled for October 6,
2006, Western Investment Hedged Partners LP announced today.

In making its  recommendation  to vote  AGAINST  Sunset's  proposed  merger with
Alesco Financial Trust, ISS stated that it does "not think the merger is clearly beneficial to shareholders,  as it assigns  liquidation-like values to Sunset, a management  agreement with an inherently high level of conflicts of interest and losing  control of the company with no premium." ISS went on to recommend a vote
AGAINST the long-term  incentive plan and the proposal to adjourn the meeting to allow for additional proxy solicitation.

Art Lipson, of Western Investment,  commented:  "We believe that ISS has reached the right  conclusion  that this  transaction  undervalues  Sunset.  It  changes
Sunset's  fundamental  investment  strategy and management  without  shareholder approval and  dramatically  increases the fees and expenses  Sunset holders will have to bear  going  forward.  We think it is simply a bad deal  that  should be rejected."

Mr. Lipson added: "We believe there are better alternatives  available to Sunset than this merger proposal. We intend to propose a slate of nominees for election to Sunset's board at the 2006 Annual Meeting of Stockholders that will represent stockholders'  interests  and work to maximize  stockholder  value.  We have had discussions  with Michael Tokarz  regarding the future  management of Sunset and look forward to continuing those discussions."

Since the Special Meeting is only days away, Western Investment is asking Sunset stockholders to vote their shares as soon as possible. Holders may vote by phone at  1-800-454-8683 or internet at  WWW.PROXYVOTE.COM.  Please have your 12-digit control number on your GREEN proxy card available when you vote. Only the latest dated proxy counts,  so even if you have already sent in a proxy to Sunset,  you have every legal right to change your vote and vote AGAINST  Sunset's  proposals by using the GREEN proxy card.

Contact:
INNISFREE M&A INCORPORATED - Michael Brinn (212)-750-8253
For additional information, please visit:  www.fixmyfund.com.

The website  http://www.fixmyfund.com  is being updated to include a link to the above press release.

         Item 3:  The  website  http://www.fixmyfund.com  is  being  updated  to include the following information:

Green  proxy  cards  have been  mailed  for the  October  6th  Sunset  Financial
Resources special meeting.

For more information go to LATEST SUNSET INFORMATION

Proxy  statements and GREEN proxy cards have been mailed for the October 6, 2006
Sunset  Financial  Resources  special  meeting.  Please sign, date and mail your
GREEN proxy card today.  Stockholders who hold their shares through their broker or bank may vote online or over the phone.

Please note that there are separate  voting  systems for  stockholders  who hold their  shares  through  a  broker  or  bank  and  stockholders  who  have  stock certificates registered in their own names:

VOTING IF YOU HOLD YOUR SUNSET FINANCIAL SHARES THROUGH YOUR BROKER OR BANK.
(link to page 2 of this document)

VOTING IF YOU HOLD YOUR SUNSET FINANCIAL SHARES IN YOUR OWN NAME.
(link to page 3 of this document)

If you have  any  questions  or need  assistance  voting  your  shares,  you may contact:

INNISFREE M&A INCORPORATED
501 Madison Avenue, 20th Floor
New York, NY 10022

STOCKHOLDERS Call Toll-Free at: (888) 750-5834

BANKS AND BROKERS Call Collect at: (212) 750-5833

VOTING IF YOU HOLD YOUR SUNSET FINANCIAL SHARES THROUGH YOUR BROKER OR BANK.

Voting  requires that you have the control number  appearing on your GREEN proxy form.

You can vote your shares by phone by calling the toll-free  number  appearing on your GREEN proxy form, or via the internet by going to WWW.PROXYVOTE.COM. Either method will require the control  number  appearing on your GREEN proxy form,  so please have it available when you vote.

If you have  any  questions  or need  assistance  voting  your  shares,  you may contact:

INNISFREE M&A INCORPORATED
501 Madison Avenue, 20th Floor
New York, NY 10022

STOCKHOLDERS Call Toll-Free at: (888) 750-5834

BANKS AND BROKERS Call Collect at: (212) 750-5833

VOTING IF YOU HOLD YOUR SUNSET FINANCIAL SHARES IN YOUR OWN NAME.

Please sign, date and mail your GREEN proxy card today. You may also submit your
GREEN  proxy card by FAX.  Please  sign and date your card and fax BOTH sides to our proxy solicitor, Innisfree M&A Incorporated, to the attention of Mike Brinn, at 212-750-5799.

If you have  any  questions  or need  assistance  voting  your  shares,  you may contact:

INNISFREE M&A INCORPORATED
501 Madison Avenue, 20th Floor
New York, NY 10022

STOCKHOLDERS Call Toll-Free at: (888) 750-5834

BANKS AND BROKERS Call Collect at: (212) 750-5833

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

Western  Investment,  together with the other  Participants  (as defined  below)
named herein  (collectively,  the "Western Group"), has made a definitive filing
with  the  Securities  and  Exchange   Commission  of  a  proxy   statement  and
accompanying proxy card to be used to solicit votes against the Merger Proposals at the Special Meeting.

THE WESTERN GROUP STRONGLY  ADVISES ALL  STOCKHOLDERS OF THE COMPANY TO READ THE
PROXY  STATEMENT  AND OTHER PROXY  MATERIALS  RELATING  TO THE  SPECIAL  MEETING
BECAUSE THEY CONTAIN IMPORTANT  INFORMATION.  SUCH PROXY MATERIALS ARE AVAILABLE
AT  NO  CHARGE  ON  THE  SECURITIES  AND  EXCHANGE   COMMISSION'S  WEB  SITE  AT
HTTP://WWW.SEC.GOV.  IN ADDITION,  THE  PARTICIPANTS  IN THE  SOLICITATION  WILL
PROVIDE COPIES OF THE DEFINITIVE PROXY MATERIALS,  WITHOUT CHARGE, UPON REQUEST.
REQUESTS FOR COPIES  SHOULD BE DIRECTED TO THE  PARTICIPANTS'  PROXY  SOLICITOR,
INNISFREE M&A INCORPORATED, AT ITS TOLL-FREE NUMBER: (888) 750-5834.

The  participants  in the  solicitation  are  Western  Investment  LLC,  Western
Investment Hedged Partners LP, Western  Investment  Institutional  Partners LLC,
Western Investment  Activism Partners LLC, Arthur D. Lipson,  Matthew S. Crouse,
James S.  Schallheim,  D. James Daras,  Marshall W. Coburn and Gerald  Hellerman
(collectively,  the "Participants").  Information regarding the Participants and their direct or indirect  interests is available in their Schedule 13D initially filed  with the  Securities  and  Exchange  Commission  on March  17,  2005,  as
subsequently  amended on March 29, 2005, May 6, 2005, August 29, 2005, September
23,  2005,  October 4, 2005,  November 1, 2005,  December 5, 2005,  December 13,
2005, May 3, 2006, June 20, 2006 and July 7, 2006.